Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO SECTION 906

OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Star Group, L.P. (the “Company”) on Form 10-Q for the quarterly period ended June 30, 2019, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Jeffrey M. Woosnam, President and Chief Executive Officer of the Company, certify to my knowledge pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, following due inquiry, I believe that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

A signed original of this written statement required by Section 906 has been provided to Star Group, L.P. and will be retained by Star Group, L.P. and furnished to the Securities and Exchange Commission or its staff upon request.

STAR GROUP, L.P.

	By:	KESTREL HEAT, LLC (General Partner)
Date: July 31, 2019
	By:	/s/ Jeffrey M. Woosnam
Jeffrey M. Woosnam
President and Chief Executive Officer
Star Group, L.P.